As filed with the Securities and Exchange Commission on May 2, 2003
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1200960

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Light Street Baltimore, MD	21202

(Address of principal executive offices)	(Zip code)

LEGG MASON WOOD WALKER, INCORPORATED DEFERRED COMPENSATION/PHANTOM STOCK PLAN

(Full Title of the Plan)

ROBERT F. PRICE, ESQUIRE
Senior Vice President, General Counsel and Secretary
Legg Mason, Inc.
100 Light Street
Baltimore, MD 21202

(Name and address of agent for service)

(410) 539-0000

(Telephone number, including area code, of agent for service)

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock ($.10 Par Value)	2,500,000 shs.	$54.20	$135,500,000	$10,975.50

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Legg Mason Wood Walker, Incorporated Deferred Compensation Phantom
Stock Plan in connection with stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h).  The proposed maximum offering price per share is based upon the average of the high and low sale prices for Legg Mason, Inc. common stock on the New York Stock
Exchange on April 25, 2003.

EXPLANATORY NOTE

                        This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 2,500,000 shares of common stock, $.10 par value, of Legg Mason, Inc. (the “Company” or the “Registrant”) issuable pursuant to Legg Mason Wood Walker, Incorporated Deferred Compensation/Phantom Stock Plan (the “Plan”).

                        This Registration Statement hereby incorporates by reference the contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No.: 333-86863).

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                         Incorporation of Documents by Reference.

            The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference and made a part hereof:

                        (a)        The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

                        (b)        The Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002, September 30, 2002 and December 31, 2002.

                        (c)        The description of the Company’s common stock, $.10 par value, contained in Amendment No. 5 to the Company’s Application for Registration on Form 8-A, filed February 23, 2001.

                        In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Independent Accountants

                        The financial statements and financial statement schedules incorporated in this registration statement by reference to the Annual Report on Form 10-K of the Company for the year ended March 31, 2002 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 5.                         Interests of Named Experts and Counsel.

                        The validity of the shares of the Company’s common stock registered hereby that will be newly issued by the Company have been passed upon for the Company by Robert F. Price, Esq., the Company’s General Counsel, Senior Vice President and Secretary.  Mr. Price beneficially owns, and has rights to acquire under any employee benefit plan of the Company, an aggregate of less than one percent of the common stock of the Company.

Item 8.                         Exhibits.

Exhibit Number	Description of Document

4.1	Legg Mason Wood Walker, Incorporated Deferred Compensation/Phantom Stock Plan (incorporated by reference to Registration Statement No. 333-86863 on Form S-8).

4.2	Articles of Incorporation of the Company, as amended (incorporated by reference to the Company’s Form 10-Q for the quarter ended September 30, 2000).

4.3	By-laws of the Company, as amended and restated April 25, 1988 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended March 31, 1988).

5	Opinion of Robert F. Price, Esq., Senior Vice President, General Counsel and Secretary of the Registrant.

23(a)	Consent of Pricewaterhouse Coopers LLP, Independent Accountants

23(b)	Consent of Robert F. Price, Esq. (included in Exhibit 5)

            The plan is not intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 2nd day of May, 2003.

LEGG MASON, INC.

By: /s/ Robert F. Price

Robert F. Price Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond A. Mason, Richard J. Himelfarb and Robert F. Price, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond A. Mason

Raymond A. Mason	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 2, 2003

/s/ Charles J. Daley, Jr.

Charles J. Daley, Jr.	Senior Vice President and Treasurer (Principal Financial Officer)	May 2, 2003

/s/ Harold L. Adams

Harold L. Adams	Director	May 2, 2003

/s/ Dennis R. Beresford

Dennis R. Beresford	Director	May 2, 2003

/s/ Carl Bildt

Carl Bildt	Director	May 2, 2003

/s/ James W. Brinkley

James W. Brinkley	Director	May 2, 2003

/s/ Harry M. Ford

Harry M. Ford	Director	May 2, 2003

/s/ Richard J. Himelfarb

Richard J. Himelfarb	Director	May 2, 2003

/s/ John E. Koerner, III

John E. Koerner, III	Director	May 2, 2003

/s/ Edward I. O’Brien

Edward I. O’Brien	Director	May 2, 2003

/s/ Peter F. O’Malley

Peter F. O’Malley	Director	May 2, 2003

/s/ Nicholas J. St. George

Nicholas J. St. George	Director	May 2, 2003

/s/ Roger W. Schipke

Roger W. Schipke	Director	May 2, 2003

/s/ Kurt L. Schmoke

Kurt L. Schmoke	Director	May 2, 2003

/s/ James E. Ukrop

James E. Ukrop	Director	May 2, 2003

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Legg Mason Wood Walker, Incorporated Deferred Compensation/Phantom Stock Plan (incorporated by reference to Registration Statement No. 333-86863 on Form S-8).

4.2	Articles of Incorporation of the Company, as amended (incorporated by reference to the Company’s Form 10-Q for the quarter ended September 30, 2000).

4.3	By-laws of the Company, as amended and restated April 25, 1988 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended March 31, 1988).

5	Opinion of Robert F. Price, Esq., Senior Vice President, General Counsel and Secretary of the Registrant.

23(a)	Consent of Pricewaterhouse Coopers LLP, Independent Accountants

23(b)	Consent of Robert F. Price, Esq. (included in Exhibit 5)